                                    ANNEX 1
                             COMPLETEL EUROPE N.V.
                            DUTCH STATUTORY ACCOUNTS

    The following information, together with, the balance sheet as of December 31, 2000, the profit and loss account for the year ended December 31, 2000, and the explanatory notes thereto, which are included in our annual report on Form 10-K for the year ended December 31, 2000, constitute our Dutch statutory annual accounts for this period. This information is being included in order to comply with the financial reporting requirements included in Part 9, Book 2 of The Netherlands Civil Code.

    This information shall not be deemed filed or incorporated by reference into any filings by us under the U.S. Securities Act of 1933 or the U.S. Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference.

I.  U.S. GAAP--DUTCH GAAP RECONCILIATION

    GENERAL

    The accounting policies followed by CompleTel Europe N.V. (the "Company") in the preparation of the consolidated financial statements included in the Company's Form 10-K for the year ended December 31, 2000 are in accordance with generally accepted accounting principles in the United States of America (U.S.
GAAP), which differ in some respects from generally accepted principles in The Netherlands (Dutch GAAP).

    The differences which have a material effect on net loss and/or shareholders' equity and/or total assets are as follows:

    STOCK BASED COMPENSATION

    Under U.S. GAAP, the Company accounts for stock-based compensation to employees using the intrinsic value method prescribed in Accounting Principles Board ("APB") Opinion No. 25 "Accounting for Stock Issued to Employees," and certain related interpretations including Financial Accounting Standards Board ("FASB") Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation--an interpretation of APB Opinion No. 25" ("FIN 44"). Certain non-cash compensation amounts are pushed down from CompleTel LLC to the Company and recorded as a deemed capital contribution with an offsetting entry to deferred compensation. Deferred compensation is amortized to expense over the vesting period of the related stock-based awards. Under Dutch GAAP, no amounts are recorded until such time as the options are exercised and the shares are issued.

    RECONCILIATION

    The net loss, shareholders' equity and total assets, in accordance with Dutch GAAP, are as follows (amounts in thousands of Euros):

                                                                    FOR THE YEARS ENDED
                                                                       DECEMBER 31,
                                                              -------------------------------
                                                                   2000             1999
                                                              --------------   --------------
Net Loss as per Statement of Operations in accordance with
  U.S. GAAP
Adjustments to reported loss:                                      E(200,488)        E(49,790)
    Compensation expense....................................          60,550              634
                                                              --------------   --------------
Net loss in accordance with Dutch GAAP......................       E(139,938)        E(49,156)
                                                              ==============   ==============

                                                                    AS OF DECEMBER 31,
                                                              -------------------------------
                                                                   2000             1999
                                                              --------------   --------------
Shareholders' equity in accordance with U.S. GAAP
Adjustments to reported shareholders' equity:                       E415,960          E43,071
    Adjustment to net loss for the period...................          60,550              634
    Deferred compensation...................................         (61,239)            (689)
                                                              --------------   --------------
Shareholders' equity in accordance with Dutch GAAP..........        E415,271          E43,016
                                                              ==============   ==============

    There were no material differences in total assets as of December 31, 2000 or 1999.

II.  DUTCH GAAP DISCLOSURES

    The following incremental disclosures are required under Dutch GAAP.

A. GENERAL

    The company has its legal seat in Hoofddorp, The Netherlands.

B. TANGIBLE FIXED ASSETS

    The movement in tangible fixed assets is as follows:

                                                                   FOR THE YEARS ENDED
                                                                      DECEMBER 31,
                                                              -----------------------------
                                                                  2000            1999
                                                              -------------   -------------
Book value January 1, 2000 and 1999.........................        E91,946          E2,888
                                                              -------------   -------------

Additions...................................................        227,497          93,163
Depreciation................................................        (20,820)         (4,105)
                                                              -------------   -------------
Book value U.S. GAAP........................................       E298,623         E91,946
                                                              =============   =============
Dutch GAAP adjustment.......................................             --              --
                                                              -------------   -------------
Book value December 31, 2000 and 1999.......................       E298,623         E91,946
                                                              =============   =============

Historical cost.............................................       E323,586         E96,090
Accumulated depreciation....................................        (24,963)         (4,144)
                                                              -------------   -------------
Book value U.S. GAAP........................................        298,623          91,946
Dutch GAAP adjustment.......................................             --              --
                                                              -------------   -------------
Balance December 31, 2000 and 1999..........................       E298,623         E91,946
                                                              =============   =============

    The fair value of the property and equipment and other tangible fixed assets approximates the stated net book value of December 31, 2000.

C. PERSONNEL

    Labor cost is specified as follows:

                                                              FOR THE YEARS ENDED
                                                                 DECEMBER 31,
                                                              -------------------
                                                                2000       1999
                                                              --------   --------
Salaries and wages..........................................  E34,488    E11,590
Pension cost................................................    9,285      4,286
Other social security contributions.........................    1,187        199
                                                              -------    -------
                                                              E44,960    E16,075
                                                              =======    =======

    The average number of personnel during the year was approximately 560. At year-end these personnel were employed in the following functional areas:

                                                              AS OF DECEMBER 31,
                                                              -------------------
                                                                2000       1999
                                                              --------   --------
Management, supportive and administrative...................       73         31
Information technology......................................       59         46
Network and switch..........................................      290        112
Marketing and sales.........................................      179        108
General services............................................      174         48
                                                              -------    -------
                                                                  775        345
                                                              =======    =======

III.  COMPANY ONLY FINANCIAL STATEMENTS UNDER DUTCH GAAP

BALANCE SHEETS (AFTER APPROPRIATION OF RESULTS FOR THE YEAR)

                                                              AS OF DECEMBER 31,
                                                              -------------------
                                                                2000       1999
                                                              --------   --------
ASSETS:
Long term assets:
  Goodwill and other intangible assets......................    E6,851     E1,339
  Investments in and advances to affiliated companies.......   528,292     65,971
  Non-current restricted cash and other financial assets....    93,337     56,144
                                                              --------   --------
    Total long term assets..................................   628,480    123,454
Current assets:
  Receivables...............................................    68,478        277
  Cash......................................................     6,012         11
                                                              --------   --------
    Total current assets....................................    74,490        288
                                                              --------   --------
    Total assets............................................  E702,970   E123,742
                                                              ========   ========
LIABILITIES AND SHAREHOLDERS' EQUITY AND LIABILITIES:
Shareholders' equity........................................  E415,271    E43,016
Long-term debt..............................................   280,597     79,596
Current liabilities.........................................     7,102      1,130
                                                              --------   --------
    Total shareholders' equity and liabilities..............  E702,970   E123,742
                                                              ========   ========

STATEMENTS OF OPERATIONS

                                                              FOR THE YEARS ENDED
                                                                 DECEMBER 31,
                                                              -------------------
                                                                2000       1999
                                                              --------   --------
Loss from operations........................................    (9,316)   (2,815)
Loss from affiliated companies..............................  (130,622)  (46,341)
                                                              --------   -------
Net loss after taxes........................................  (139,938)  (49,156)
                                                              ========   =======

A. GENERAL

    The description of the Company's activities and the group structure, as included in the notes to the Company's consolidated financial statements included in its annual report on Form 10-K for the year ended December 31, 2000, also apply to the Company-only financial statements.

    In accordance with article 402 book 2 of the Dutch Civil Code the statements of operations are presented in abbreviated form.

B. ACCOUNTING PRINCIPLES

GENERAL

    The accounting principles as described in the notes to the Company's consolidated financial statement included in its annual report on Form 10-K for the year ended December 31, 2000 also apply to the Company-only financial statements, unless indicated otherwise. The Company-only financial statements have been prepared in accordance with Dutch GAAP. The consolidated financial statements have been prepared in accordance with U.S. GAAP, whereas in note (I) the differences between Dutch GAAP and U.S. GAAP have been explained and reconciled.

C. INVESTMENTS IN AND ADVANCES TO AFFILIATED COMPANIES

    The movement in investments in and advance to affiliates is as follows:

                                                                   AS OF DECEMBER 31,
                                                                  2000            1999
                                                              -------------   ------------
Book value January 1, 2000 and 1999.........................        E65,971            E--
                                                              -------------   ------------
Investment in affiliated companies..........................        592,943        112,312
Results from affiliated companies...........................       (130,622)       (46,341)
                                                              -------------   ------------
Book value December 31, 2000 and 1999.......................       E528,292        E65,971
                                                              =============   ============

D. SHAREHOLDERS' EQUITY

    The movement in shareholders' equity is as follows:

                                                    NOMINAL     SHARE       OTHER
                                                     VALUE     CAPITAL    RESERVES      TOTAL
                                                    --------   --------   ---------   ---------
Balance January 1, 2000...........................  E12,613    E116,463    E(86,060)    E43,016
Issuance of shares................................    3,128     509,408        (634)    511,902
Translation differences...........................       --          --         291         291
Net loss..........................................       --          --    (139,938)   (139,938)
                                                    -------    --------   ---------   ---------
Balance of December 31, 2000......................  E15,741    E625,871   E(226,341)   E415,271
                                                    =======    ========   =========   =========

E. BOARD OF MANAGEMENT AND SUPERVISORY DIRECTORS

    The remuneration of the members of the Board of Management for work provided as employees amount to approximately E1,084,100 for the year ended December 31, 2000. The remuneration of the members of the Supervisory Board for work provided as employees amount to approximately E287,500 for the year ended December 31, 2000. For the year 2000 no specific directors fee or other remuneration has been granted.

    The above remuneration does not include any amounts for the value of options to subscribe for the ordinary shares of the Company granted to or held by the statutory directors nor the supervisory directors.

    Board of Management
    Hoofddorp, The Netherlands
    March 30, 2001

I.  OTHER INFORMATION--AUDITORS' REPORT

INTRODUCTION

    We have audited the financial statements of Completel Europe N.V. for the year 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

SCOPE

    We conducted our audit in accordance with auditing standards generally accepted in The Netherlands. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence, supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

OPINION

    In our opinion, the financial statements give a true and fair view of the financial position of the Company as at December 31, 2000, and of the result for the year then ended in accordance with accounting principles generally accepted in The Netherlands and comply with the financial reporting requirements included in Part 9, Book 2 of The Netherlands Civil Code.

ARTHUR ANDERSEN
Amstelveen, The Netherlands
March 30, 2001

APPROPRIATION OF LOSS

    The Articles of Association of the Company provide that the appropriation of the net income (loss) for the year is decided upon at the Annual General Meeting of Shareholders. The Company only financial statements include the net loss as other reserves.